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                                   EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY



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A.
      1.       Name of Subsidiary:                                  Transfer Print Foils, Inc.
      2.       State of Incorporation:                              New Jersey
      3.       Names under which Subsidiary does business:
                                                                    a.       Transfer Print Foils, Inc.
                                                                    b.       All Purpose Roll Leaf


B.
      1.       Name of Subsidiary:                                  TPF Foreign Sales Corporation
      2.       State of Incorporation:                              Barbados
      3.       Names under which Subsidiary does business:


C.
      1.       Name of Subsidiary:                                  Alubec Industries Inc.
      2.       State of Incorporation:                              Province of Quebec, Canada
      3.       Names under which Subsidiary does business:

                                                                    a.       Alubec Industries Inc.

D.    1.       Name of Subsidiary:                                  2945-5649 Quebec, Inc.
      2.       State of Incorporation:                              Province of Quebec, Canada
      3.       Names under which Subsidiary does business:
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